EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Sabra Health Care REIT, Inc. (the “Company”) for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard K. Matros, as President and Chief Executive Officer of the Company, and Harold W. Andrews, Jr., as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	President and Chief Executive Officer
Dated:	November 12, 2010

/s/ HAROLD W. ANDREWS, JR.
Name:	Harold. W. Andrews, Jr.
Title:	Executive Vice President and Chief Financial Officer
Dated:	November 12, 2010

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.